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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          HEALTHCARE RECOVERIES, INC.
                     ADOPTED AS OF __________________, 1997

                                   ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called at any time by the Chairman of the Board or by a majority of the Directors then in office and shall be called by the President or the Secretary at the request in writing of stockholders holding together at least a majority of the numbers of shares of the Common Stock outstanding and entitled to vote at such meeting. Special meetings shall be held at such place, either within or without the State of Delaware, as is stated in the call and notice thereof.

         SECTION 3.  NOTICE OF MEETINGS.

                 (a) Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting stating the place, date
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and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days prior to such meeting to each stockholder entitled to vote at the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.
Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business transacted at, nor the purpose of, any regular or special meeting need be stated in the written waiver of notice of such meeting.

                 (b) Notice of any meeting may be given by or at the direction of the Chairman, the President, the Secretary or the Board of Directors. No notice need be given of the time and place of reconvening of any adjourned meeting if the time and place to which the meeting is adjourned are announced at the adjourned meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 4. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each





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stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

         SECTION 5. QUORUM; REQUIRED STOCKHOLDER VOTE. Except as otherwise provided by the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. In all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, by the Amended and Restated Certificate of Incorporation or by these Bylaws. Directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. When a





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quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         SECTION 6. PROXIES. A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

         SECTION 7. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.





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         SECTION 8.  ACTION OF STOCKHOLDERS WITHOUT MEETING.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, whether by any provision of the Delaware General Corporation Law or of the Certificate of Incorporation or these Bylaws or otherwise, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the all of the holders of outstanding stock.

         SECTION 9. RECORD DATE. In order that the Corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful purpose, the Board of Directors of the Corporation may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of the determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting;
(b) in the case of the determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day





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next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 10. NOTICE OF STOCKHOLDER BUSINESS. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor





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more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 11. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who





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complies with the notice procedures set forth in this Section 11.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including, without limitation, a copy of such person's written consent to being named in any applicable proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set





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forth in a stockholder's notice of nomination which pertains to the nominee.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
11. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedure prescribed by this
Section 11, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nothing in this Section 11 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

         SECTION 12. REPORT OF BUSINESS. At each annual stockholders' meeting, one of the officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation and of the condition of its tangible property.

                                   ARTICLE II
                                   DIRECTORS

         SECTION 1. POWER OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the authority and powers conferred upon the Board of Directors of the Corporation by the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation and these Bylaws, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the





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provisions of the General Corporation  Law of the State of Delaware, the
Amended and Restated Certificate of Incorporation and these Bylaws.

         SECTION 2.  COMPOSITION OF THE BOARD.

                 (a) The number of directors that shall constitute the Board of Directors of the Corporation shall not be less than two nor more than eighteen, as shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board then in office.

                 (b) The directors shall be divided into three classes, designated Class A, Class B and Class C. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for a term expiring at the annual meeting next following the end of the calendar year 1997, the directors first elected to Class B shall serve for a term expiring at the second annual meeting next following the end of the calendar year 1997, and the directors first elected to Class C shall serve for a term expiring at the third annual meeting next following the end of the calendar year 1997.

                 (c) A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                 (d) At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors of the





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Corporation shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

                 (e) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one or two or more classes, the Board of Directors of the Corporation shall allocate it to that of the available classes whose terms of office are due to expire at the earliest date following such allocation.

         SECTION 3. MEETINGS OF THE BOARD; NOTICE OF MEETINGS; WAIVER OF NOTICE. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Board of Directors may be held at such places within or without the State of Delaware and may be called by the Chairman, the President or a majority of the entire Board of Directors. Written notice of the time and place of such special meetings shall be given to each director by the persons calling such meeting by first class or registered mail at least four days before the meeting or by telephone, telecopy or in person at least one day before the meeting. Whenever notice is required to be





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given to any director, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of any required notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting.

         SECTION 4. QUORUM; VOTE REQUIREMENT. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Amended and Restated Certificate of Incorporation, by these Bylaws or by a resolution of the Board of Directors.

         SECTION 5. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 6. ACTION OF BOARD WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.





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         SECTION 7.  REMOVAL.  Subject to the rights of the holders of any series of Preferred Stock then outstanding to remove directors that the holders of such Preferred Stock were entitled to elect, a director of the Corporation may be removed only for cause. Such removal for cause may be effected only by the resolution of all other Board members, stating such cause, or by the affirmative vote of all other Board members or the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No director so removed may be reinstated so long as the cause for removal continues to exist. "Cause," within the meaning of this Section 7, shall be limited to criminal acts and gross negligence.

         SECTION 8. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, and (ii) any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or otherwise shall be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining Director, and not by the stockholders. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, no decrease in the authorized number of directors shall shorten the term of any incumbent director.





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         SECTION 9.  CONFERENCE TELEPHONE MEETINGS.  Members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 10. COMMITTEES. The Board of Directors, by resolution passed by a majority of all of the directors, may designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that no committee shall have the power or authority of the Board of Directors in reference to (a) amending the Amended and Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in





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Section 151(a) of the Delaware General Corporation Law fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, (d) recommending to the stockholders a dissolution of the Corporation or a revocation thereof, or (e) amending the Bylaws of the Corporation. In addition, unless the resolution of the Board of Directors or the Amended and Restated Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II.

         SECTION 11. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board and a quarterly or annual fixed fee may be allowed; provided, however, that nothing herein contained shall be





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construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

                                  ARTICLE III

                                    OFFICERS

         SECTION 1. EXECUTIVE STRUCTURE. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated an Executive Vice President or Senior Vice President, a Secretary, a Chief Financial Officer, and such Assistant Secretaries as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate, including a President. The Chairman of the Board of Directors and the Chief Executive Officer shall be members of and be elected by the Board of Directors. All other officers shall be elected by the Board of Directors. Any two of said offices may be held by one person except the office of President and Vice President.

         SECTION 2. CHAIRMAN. The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned by the Board of Directors.

         SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board





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of Directors.  The Chief Executive Officer shall sign all contracts, certificates and other instruments of the Corporation as authorized by the Board of Directors.

         SECTION 4. PRESIDENT. The Board of Directors may, but need not, appoint a President, who shall exercise such duties and obligations as may be determined by the Board of Directors.

         SECTION 5. VICE PRESIDENT. A Vice President shall have such duties, obligations and authority usually enjoyed by a person holding such office as the Board of Directors may determine

         SECTION 6. SECRETARY. The Secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; shall attest with his signature, which may be a facsimile signature if authorized by the Board of Directors, and impress with the corporate seal, all stock certificates and written contracts of the Corporation; and shall perform all other duties as are incident to the office. Any Assistant Secretary, in the absence or inability of the Secretary, shall perform all duties of the Secretary and such other duties as may be required.

         SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have custody of all money and securities of the Corporation and shall perform such duties customarily performed by a treasurer. He shall keep regular books of account and shall submit them, together with all his vouchers, receipts, records and other papers, to the directors for their examination and approval annually; and semi-annually, or when directed by the Board of Directors, he shall submit to each director a statement of the condition of the business and accounts of the





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Corporation; and shall perform all such other duties as are incident to his office. In the absence or inability of the Chief Financial Officer, such person as shall be designated by the Board of Directors shall perform all the duties of the Chief Financial Officer and such other duties as may be required.

         SECTION 8. RESIGNATIONS; REMOVAL; VACANCIES. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by reason of death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         SECTION 9. COMPENSATION. The salaries of the officers shall be fixed from time to time by the Board of Directors, by a Committee of the Board or by any officer the Board designates. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV

                                     STOCK

         SECTION 1. STOCK CERTIFICATES. Certificates representing shares of stock of the Corporation shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented, and the date of issue; and which shall be signed by the Chairman, the





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President or a Vice President and the Secretary or an Assistant Secretary of
the Corporation or any other officer authorized to sign by the Board of Directors; and which shall be sealed with the seal of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock as it shall so determine.

         SECTION 3. STOCK LEDGER. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors, of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.





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

         SECTION 4. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         SECTION 5. REGISTERED STOCKHOLDERS. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                   ARTICLE V

                             DEPOSITORIES AND SEAL

         SECTION 1. DEPOSITORIES. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

         SECTION 2. SEAL. The Board of Directors may, in its discretion, provide for a suitable seal, which seal shall be in the charge of the Secretary.





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

                                   ARTICLE VI

                                INDEMNIFICATION

         SECTION 1. LIMITATION OF LIABILITY. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person as a director, officer, employee or agent of the Corporation in good faith, if such person (a) exercised or used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of such person's own affairs, or
(b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which such person had reasonable grounds to believe.

         SECTION 2.  INDEMNIFICATION.

                 (a) ACTIONS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

                 (i) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner





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         such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                 (ii) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                 (iii) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.





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

                 (b)      ACTION BY OR IN THE RIGHT OF THE CORPORATION.

                 (i) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                 (ii) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that





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

         such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                 (c) SUCCESSFUL DEFENSE OF ACTION. Notwithstanding, and without limitation of, any other provision of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                 (d) DETERMINATION REQUIRED. Any indemnification under paragraph (a) or (b) of this Section 2 (unless ordered by a court) shall be made by the Corporation only as authorized





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

in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the particular action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                 (e) ADVANCES. Expenses (including attorney's fees) incurred by an officer or director in defending or investigating any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorney's fees) incurred by employees or agents who are not officers or directors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The right provided in the first sentence of this Section 2(e) is a contract right.

         SECTION 3. INSURANCE. The Corporation may, when authorized by the Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in





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

any such capacity, or arising out of such person's status as such, whether or not the Corporation would be required to indemnify such person against such liability under the provisions of Section 2. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this Article VI and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

         SECTION 4. NONEXCLUSIVITY; DURATION. The indemnification, rights, and limitations of liability provided by this Article VI shall not be deemed exclusive of any other indemnification, rights or limitations of liability to which any person may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in Section 3 of this Article VI shall likewise not be deemed exclusive.

         SECTION 5. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

         SECTION 6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any





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

person in respect of any act or omission occurring prior to the time of such repeal or modification.

         SECTION 7. EMPLOYEE BENEFIT PLANS. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; the reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

         These Bylaws may be altered, amended or repealed only as specified in the Amended and Restated Certificate of Incorporation.





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